Exhibit 4.1

                                   AMENDMENT 1996-2

                               BECKMAN INSTRUMENTS, INC.
                              SAVINGS AND INVESTMENT PLAN


     WHEREAS, Beckman Instruments, Inc. (the "Company") maintains the

Beckman Instruments, Inc. Savings and Investment Plan (the "Plan"); and



     WHEREAS, the Company recently acquired the assets of Sagian

Incorporated (excluding the Camile product line) ("Sagian"); and



     WHEREAS, the Company's Corporate Benefits Committee

("Committee") now wishes to amend the Plan to clarify certain provisions with respect to former Sagian employees who are now or may become employed by the Company; and



     WHEREAS, the Committee has the right to amend the Plan as

provided under Appendix C of the Plan;



     NOW, THEREFORE, Appendix C of the Plan is hereby amended by restating the table contained therein as follows:



                                        Approximate Date of
  "Prior Employer                       Acquisition by Company
  ---------------                       ----------------------

  Porton Instruments, Inc.                May 31, 1991
  Hybritech Incorporated                  January 1, 1996
  Genomyx Corporation                     October 21, 1996
  Sagian Incorporated                     December 3, 1996"



     IN WITNESS WHEREOF, this Amendment 1996-2 is hereby adopted effective December 3, 1996.

                              BECKMAN INSTRUMENTS, INC.
                              CORPORATE BENEFITS COMMITTEE


                              By   /s/FIDENCIO M. MARES
                                   Fidencio M. Mares
                              Its Vice President - Human Resources, and
                                  Chairman, Corporate Benefits Committee